                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 [Amendment No.  ]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Old National Bancorp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Old National Bancorp
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

Old National Bancorp
420 Main Street
Evansville, Indiana 47708

                             OLD NATIONAL BANCORP

                                                                  March 11, 1996

Dear Shareholder:

  On behalf of the Board of Directors and management of Old National Bancorp, I would like to invite you to the Annual Meeting of Shareholders to be held on Thursday, April 18, 1996, at 10:30 a.m., Evansville time, in the Vanderburgh Auditorium, 715 Locust Street, Evansville, Indiana. The Notice of the Annual Meeting of Shareholders, Proxy Statement and Proxy are enclosed and should be read closely in conjunction with the Annual Report which is also enclosed.

  The Proxy Statement contains information relating to the actions to be taken at the meeting. It also contains information concerning events which occurred during the past year. We urge you to review the Proxy Statement in its entirety in order that you may be fully informed about the proposals which the Board of Directors will present for consideration at the meeting.

  We hope you will be able to attend this meeting in person but, in any event, it is important that your shares be voted at the meeting in accordance with your preference. Please complete and sign the Proxy and return it in the enclosed envelope at your earliest convenience. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your Proxy at that time. Your cooperation is appreciated.

Sincerely,


JOHN N. ROYSE
Chairman of the Board

                             OLD NATIONAL BANCORP

                                420 MAIN STREET

                           EVANSVILLE, INDIANA 47708


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of Shareholders of OLD NATIONAL BANCORP (the "Company") will be held on Thursday, April 18, 1996 at 10:30 a.m., Evansville time, in the Vanderburgh Auditorium, 715 Locust Street, Evansville, Indiana.

The Annual Meeting will be held for the following purposes:

1. ELECTION OF DIRECTORS. Election of a Board of Directors consisting of 16 Directors to serve for the ensuing year.

2. INCREASE AUTHORIZED SHARES. Approval of Amendment to Article V of the Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 30,000,000 to 50,000,000.

3. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS. Approval of the appointment of Arthur Andersen LLP, Indianapolis, Indiana, as Independent Public Accounts for the Company and its affiliates for the fiscal year ending December 31, 1996.

4. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on February 9, 1996, are entitled to notice of and to vote at the Annual Meeting.


                                          By Order of the Board of Directors


                                          Jeffrey L. Knight
                                          Secretary

March 11, 1996

                                   IMPORTANT

PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             OLD NATIONAL BANCORP

                                420 MAIN STREET

                           EVANSVILLE, INDIANA 47708


                                PROXY STATEMENT

  This Proxy Statement is furnished to the Shareholders of Old National Bancorp (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company on Thursday, April 18, 1996 at 10:30 a.m., Evansville time, in the Vanderburgh Auditorium, 715 Locust Street, Evansville, Indiana, and at any and all adjournments of such meeting. A Notice of Annual Meeting of Shareholders and form of Proxy accompany this Proxy Statement.

  Any Shareholder giving a Proxy has the right to revoke it in person at the meeting or by a written notice delivered to the Secretary of the Company, P.O. Box 718, Evansville, Indiana 47705-0718, at any time before such Proxy is exercised. All Proxies will be voted in accordance with the directions of the Shareholder giving such Proxy. To the extent no directions are given, Proxies will be voted "FOR" the election of the persons named as nominees in the Proxy Statement as Directors of the Company, "FOR" approval of the amendment to the Company's Articles of Incorporation discussed herein and "FOR" the approval of the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its affiliates. With respect to such other matters that may come before the Annual Meeting, it is the intention of the persons named in the Proxy to vote in accordance with their best judgment.

  The complete mailing address of the principal executive offices of the Company is Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. The approximate date on which this Proxy Statement and form of Proxy for the 1996 Annual Meeting of Shareholders are first being sent or given to Shareholders is March 11, 1996.

                               VOTING SECURITIES

  Only the Shareholders of the Company of record at the close of business on February 9, 1996, will be eligible to vote at the Annual Meeting or at any adjournment thereof.

  The voting securities of the Company entitled to be voted at the meeting consist only of common stock, without par value, of which 24,924,037 shares were issued and outstanding on the record date of February 9, 1996. All references to shares of common stock of the Company in this Proxy Statement have been adjusted to include the shares issued on February 20, 1996 in connection with the Company's 5% stock dividend. The Company has no other class of stock that is outstanding. Each Shareholder of record on the record date will be entitled to one vote for each share of common stock registered in the Shareholder's name.

  The Company's three trust company subsidiaries held 3,599,159 shares of the Company's common stock in regular, nominee or street name accounts on February 9, 1996, consisting of 14.40% of the Company's outstanding shares. Beneficial ownership of shares so held is disclaimed by the Company. These shares are voted by the respective trust companies in accordance with directions received from the beneficial owners. To the knowledge of management, as of the record date no Shareholder or affiliated group of Shareholders owns of record or beneficially more than 5% of the outstanding shares of common stock of the Company.

                         ITEM 1. ELECTION OF DIRECTORS

  The first item to be acted upon at the Annual Meeting of Shareholders will be the election of 16 Directors to the Board of Directors of the Company. Each of the persons elected will serve a term of office for one year or until the election and qualification of his or her successor.

  If any Director nominee named in this Proxy Statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), the persons named as Proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors if the Board determines to fill such nominee's position. Unless authorization is withheld, the enclosed Proxy will be voted "FOR" the election as Directors of all of the nominees listed in this Proxy Statement.

  Except for certain covenants made by the Company in connection with a previous merger, under which Messrs. Lucien H. Meis and John N. Royse have been selected to serve, there are no arrangements or understandings between any of the Directors, Executive Officers and any other persons according to which any of the Company's Directors or Executive Officers have been selected.

  Pages three through six contain the following information regarding each Director nominee of the Company: name; principal occupation or business experience for the last five years (for principal occupation for the last five years of Directors who are also Executive Officers, see page five); age; the year in which the nominee first became a Director of the Company; the number of shares of common stock of the Company beneficially owned by the nominee as of February 9, 1996; and the percentage of outstanding shares owned as of February 9, 1996. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee includes those over which he or she has either sole or shared voting or investment power.

[Picture of David L. Barning]

DAVID L. BARNING
 . INVESTOR
 . Age 62
 . Director since 1982
 . 130,100 shares beneficially owned
 . Owns .52% of outstanding shares



[Picture of Richard J. Bond]

RICHARD J. BOND
 . CHAIRMAN, SECURITY BANK & TRUST CO. (VINCENNES)
 . Age 62
 . Director since 1989
 . 65,525 shares beneficially owned
 . Owns .26% of outstanding shares



[Picture of Alan W. Braun]

ALAN W. BRAUN
 . PRESIDENT, INDUSTRIAL CONTRACTORS, INC.
  (Construction)
 . Age 51
 . Director since 1988
 . 26,633 shares beneficially owned
 . Owns .11% of outstanding shares



[Picture of John J. Daus, Jr.]

JOHN J. DAUS, JR.
 . CHAIRMAN & CEO, ANCHOR INDUSTRIES, INC.
  (Manufacturer of Canvas & Vinyl Products)
 . Age 68
 . Director since 1982
 . 73,780 shares beneficially owned
 . Owns .30% of outstanding shares

[Picture of Wayne D. Davidson]

WAYNE A. DAVIDSON
 . CONSULTANT AND FORMER
  EXECUTIVE OFFICER OF BRISTOL-
  MYERS SQUIBB COMPANY
 . Age 64
 . Director since 1993
 . 18,278 shares beneficially owned
 . Owns .07% of outstanding shares



[Picture of Larry E. Dunigan]

LARRY E. DUNIGAN
 . CHIEF EXECUTIVE OFFICER,
  HOLIDAY MANAGEMENT COMPANY
  (Health Care & Long Distance
    Communication Services)
 . Age 53
 . Director since 1982
 . 103,338 shares beneficially owned
 . Owns .41% of outstanding shares



[Picture of David E. Eckerle]

DAVID E. ECKERLE
 . PRESIDENT & CEO,
  DUBOIS COUNTY BANK (JASPER)
 . Age 52
 . Director since 1993
 . 81,572 shares beneficially owned
 . Owns .33% of outstanding shares
* Includes options to purchase 40,250
shares of the Company's Common Stock



[Picture of Thomas B. Florida]

THOMAS B. FLORIDA
 . PRESIDENT, D&K INVESTMENT CO., INC.
  (Real Estate Investments)
 . Age 67
 . Director since 1989
 . 15,238 shares beneficially owned
 . Owns .06% of outstanding shares

[Picture of Phelps L. Lambert]

PHELPS L. LAMBERT
 . MANAGING PARTNER, BUSH AND
  LAMBERT (INVESTMENTS)
 . Age 48
 . Director since 1990
 . 104,986 shares beneficially owned
 . Owns .42% of outstanding shares



[Picture of Ronald B. Lankford]

RONALD B. LANKFORD
 . PRESIDENT & COO
  OLD NATIONAL BANCORP
 . Age 62
 . Director since 1994
 . 5,707 shares beneficially owned
 . Owns .02% of outstanding shares



[Picture of Lucien H. Meis]

LUCIEN H. MEIS
 . PRESIDENT, MEIS VENTURES, INC.
  (Financial Investments)
 . Age 61
 . Director since 1985
 . 42,749 shares beneficially owned
 . Owns .18% of outstanding shares



[Picture of Louis L. Mervis]

LOUIS L. MERVIS
 . PRESIDENT, MERVIS INDUSTRIES, INC.
 . Age 61
 . Nominated for initial term
 . 604 shares beneficially owned
 . Owns less than .01% of outstanding shares

[Picture of Dan W. Mitchell]

DAN W. MITCHELL
 . CHAIRMAN EMERITUS, OLD NATIONAL BANCORP
 . Age 68
 . Director since 1982
 . 80,458 shares beneficially owned
 . Owns .32% of outstanding shares



[Picture of John N. Royse]

JOHN N. ROYSE
 . CHAIRMAN & CEO, OLD NATIONAL BANCORP
  CHAIRMAN, MERCHANTS NATIONAL BANK
  (TERRE HAUTE)
 . Age 62
 . Director since 1985
 . 159,583 shares beneficially owned
 . Owns .64% of outstanding shares



[Picture of Marjorie Z. Soyugenc]

MARJORIE Z. SOYUGENC
 . PRESIDENT & CEO
  WELBORN BAPTIST HOSPITAL
 . Age 55
 . Director since 1993
 . 3,234 shares beneficially owned
 . Owns .01% of outstanding shares



[Picture of Charles D. Storms]

CHARLES D. STORMS
 . PRESIDENT & CEO, RED SPOT
  PAINT & VARNISH CO., INC.
  (Manufacturer of Industrial Coatings)
 . Age 52
 . Director since 1988
 . 23,353 shares beneficially owned
 . Owns .09% of outstanding shares

The 22 Directors and Officers as a group beneficially own 982,162 shares or 3.94% of the outstanding shares, including the shares issued on February 20, 1996 in connection with the Company's 5% stock dividend.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The Executive Officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

 Name                 Age               Office and Business Experience
 ----                 ---               ------------------------------

John N. Royse          62    Chairman of the Board and Chief Executive Officer
                             (CEO) since January 1, 1995, Director since 1985,
                             President and Chief Operating Officer (COO) from
                             1991 to 1994, Executive Vice President from 1990 to
                             1991, and Senior Vice President of the Company from
                             1985 to 1990. Chairman since 1987, Director since
                             1970, and President and Chief Executive Officer from 1979 to 1987 of Merchants National Bank (Terre
                             Haute).

Ronald B. Lankford     62    President and Chief Operating Officer (COO) since
                             January 1, 1995, Director since 1994, Executive
                             Vice President from 1993 to 1994, and Senior Vice
                             President of the Company from 1991 to 1993.
                             President and Chief Executive Officer of Security
                             Bank and Trust Company (Vincennes) from 1990 to
                             1991. Senior Vice President of Old National Bank
                             (Evansville) from 1981 to 1989.

 C. Morris Coffman  62       Executive Vice President since 1991 and Vice
                             President of the Company from 1989 to 1991.
                             Chairman since 1987, Chief Executive Officer since
                             1974, and President from 1974 to 1987 of Farmers
                             Bank and Trust Company (Madisonville).

 William R. Britt   48       Senior Vice President and Northern Regional
                             Executive since 1995. Chairman since 1990,
                             President from 1990 to 1995 of Palmer-American
                             National Bank (Danville, IL).

 Thomas F. Clayton  50       Senior Vice President of the Company since 1991.
                             President of Farmers Bank and Trust Company
                             (Madisonville) from 1987 to 1991.

 Steve H. Parker    45       Senior Vice President and Chief Financial Officer
                             since 1990 and Vice President-Finance of the Company from 1985 to 1990.

 James A. Risinger  47       Senior Vice President of the Company since 1993.
                             chairman since 1993, Chief Executive Officer since
                             1992, President from 1991 to 1993 and Executive
                             Vice President of Old National Bank (Evansville) from 1988 to 1991.


 Jeffrey L. Knight  36       Corporate Secretary since 1994, and General Counsel
                             of the Company since 1993; previously, General
                             Manager, Pacific Press and Shear, Inc. (Mt. Carmel,
                             IL)

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors include an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and a Personnel Committee.

     When the Board is not in session, the Executive Committee has all of the power and authority of the Board except under certain circumstances. The members of the Executive Committee are John N. Royse (Chairman), Alan W. Braun, John J. Daus, Jr., Wayne A. Davidson, Larry E. Dunigan, Ronald B. Lankford (Vice Chairman), Dan W. Mitchell (Chairman Emeritus), and Edward T. Turner, Jr. (two other Directors rotate quarterly). The Executive Committee held seven meetings during 1995.

     The principal duties of the Audit Committee are to nominate the Independent Public Accountants for appointment by the full Board of Directors; to meet with the Independent Public Accountants to review and approve the scope of their audit engagement and the fees related to such work and to monitor the accounting, auditing and financial reporting practices of the Company and its subsidiaries. The members of the Audit Committee are Larry E. Dunigan (Chairman), David L. Barning, Alan W. Braun, Phelps L. Lambert, and Edward T. Turner, Jr. The Audit Committee held four meetings during 1995. At the end of each meeting the members have the opportunity to meet privately with the Company's Independent Public Accountants with no officers or other personnel of the Company present.

     The principal duties of the Compensation Committee are to review corporate organizational structures; to review key employee compensation policies, plans and programs; to monitor performance and establish compensation of officers of the Company and other key employees; to prepare recommendations and periodic reports to the Board concerning such matters; and to function as the Committee administering the Company's Restricted Stock Plan. The members of the Compensation Committee are Charles D. Storms (Chairman), John J. Daus, Jr., Larry E. Dunigan, Thomas B. Florida, and Lucien H. Meis, none of whom is an officer or employee of the Company or any affiliate. The Compensation Committee met three times during 1995.

     The function of the Nominating Committee is to seek out, evaluate and recommend to the Board qualified nominees for election as directors of the Company, and to consider other matters pertaining to the size and composition of the Board. The members of the Nominating Committee are John J. Daus, Jr. (Chairman), David L. Barning, Larry E. Dunigan, Thomas B. Florida, and Charles
D. Storms. The Nominating Committee met two times in 1995. The Nominating Committee will review suggestions of shareholders regarding nominees for election as directors. All such suggestions of shareholders must be submitted in writing to the Nominating Committee at the Company's principal executive offices not less than 120 days in advance of the date of the annual or special meeting of shareholders at which directors shall be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by such shareholder,
(iii) the name, address and age of the nominee for election as director, (iv) the nominee's principal occupation during the five years preceding the date of suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the nominee, and (vi) such other information as the Nominating Committee may reasonably request. A consent of the nominee to serve as a director of the Company, if elected, must also be included with the written suggestion.

     The Company's By-Laws provide that only the Board of Directors can nominate persons to serve as Directors based upon the recommendation of the Nominating Committee. Shareholders may not directly nominate persons to serve as Directors but are entitled to make suggestions as to nominees to the Nominating Committee.

              MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTOR FEES

     The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1995. All incumbent Directors attended 75% or more of the aggregate of the 1995 meetings of the Board and of the Board Committees to which they were appointed.

     All Directors of the Company received an annual retainer of $5,000 for serving as Directors. Directors not otherwise employed by the Company also received $600 for each Board of Directors meeting attended and $500 for each committee meeting attended. Directors serving as a Committee Chairman received an additional annual retainer of $1,500.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following discussion provides information relative to certain executive compensation matters of the Company.

 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, composed of five non-employee directors, is responsible for establishing the base salary of the Company's Executive Officers and for setting and administering the terms and policies for the other components of the compensation of the Company's Executive Officers. An independent compensation consultant, Hay Group, Inc., has been retained by the Company since 1982 to advise the Compensation Committee on all compensation matters.

COMPENSATION PRINCIPLES

     The Committee believes the most effective executive compensation program is one which provides incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Committee believes executive compensation should be comprised of cash and equity-based programs which reward performance not only as measured against the Company's specific annual and long-term goals, but also which recognize the Company operates in a competitive environment and that performance should be evaluated as compared to industry peers. With respect to equity-based compensation, an integral part of the Company's compensation program is the Restricted Stock Plan, which encourages the ownership and retention of the Company's Common Stock by key employees. This assures that employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the interests of employees are thereby aligned with those of the Shareholders.

The Company's executive compensation program is structured to help the Company achieve its business objectives by:

 . setting levels of compensation designed to attract and hold superior executives in a highly competitive environment;

 . providing incentive compensation that varies directly with both Company financial performance and individual contribution to that performance;

 . linking compensation to elements which affect short and long term stock performance.


 SALARIES AND INCENTIVE PLANS

     The Compensation Committee establishes the salaries of the Chairman and CEO and the President and COO. The base salaries of the Company's next three highest paid senior executive officers are determined by the Compensation Committee with recommendations from the Chairman and President. The same principles are applied in setting the salaries of all officers, including the Chairman, and all administrative employees to ensure that salaries are fairly and competitively established. Salaries are determined for each executive position based upon survey data which is obtained from the Company's peer group and from the Hay Group, Inc., the Company's independent compensation consultant. The Company's peer group consists of reasonably comparable regional bank holding companies. The Company uses the Hay Job Evaluation System to measure each position against the knowledge and problem-solving ability required to satisfactorily fulfill the position's assigned duties and responsibilities, its accountability and impact on the operations and profitability of the Company.

     From survey data, salary ranges are established each year for the Chairman and CEO and all other executive positions within the organization. These ranges are designed so that fully competent performance will result in base salary compensation approximating the average base salaries paid to comparable positions across a broad spectrum of comparable companies. Within these established ranges, actual base salary determinations are made periodically in accordance with the guidelines of the Company's established performance review system. In 1995, the base salaries awarded to the executive officers as a group and the Chairman and CEO approximated the average base salaries paid to executives in comparable positions in the Company's peer group. Continuous outstanding performance over an extended period of time could result in a salary at the top end of the established range whereas undistinguished performance results in compensation at the lower end of the range.

DISCUSSION OF 1995 COMPENSATION FOR THE CHAIRMAN AND CEO

     Annually, the Compensation Committee receives an analysis from the Company's Human Resources Department on all aspects of the Chairman and CEO's remuneration, including base salary, incentive opportunity, applicable benefits and perquisites, and their relationship to the comparative survey data. When appropriate, the Compensation Committee conducts a base salary review. The Committee considers the remuneration analysis in conjunction with the Company's overall performance as measured by total shareholder return, adherence to the Company's strategic plan, the development of sound management practices and the succession of skilled personnel. These factors were considered by the Committee in evaluating an increase in the Chairman and CEO's base salary in 1995.

 RESTRICTED STOCK AWARDS

     Restricted stock awards are determined by the Compensation Committee of the Company. In 1995, 17,010 shares of common stock of the Company were earned by all employees of the Company and its affiliates under the Restricted Stock Plan, including 4,883 which were earned by the five most highly compensated executives. Shares of Restricted Stock already held by the executive officers as a group and the Chairman and CEO were not considered by the Committee in its 1995 award determination. The amount of restricted stock awarded on an annual basis is based upon the Company's actual return on equity performance for the fiscal year compared to the goal established at the beginning of the fiscal year. In 1995, the goal established by the Company was exceeded.

     Each participant is granted an award opportunity, within a targeted range expressed as a percentage of salary, based on the executive's position in the organization, scope of responsibilities and expected contributions. Each fiscal year the Company establishes threshold (minimum), target and maximum achievement levels under the Restricted Stock Plan. If threshold performance is not achieved, there is no award from the plan for that period, and if performance falls below targeted levels, unvested shares can be fully or partially forfeited. If performance exceeds the threshold, actual awards to participants will vary in line with the performance achieved against the annual goals. In 1995, the Chairman and CEO earned 100% of the Restricted Stock available to be awarded to him since the Company exceeded its return on equity target established by the Compensation Committee.

 SUMMARY

     In establishing executive compensation programs in the future, the Compensation Committee will continue to focus not only on total shareholder return but also on specific corporate goals designed to promote the overall financial success of the Company, such as earnings per share and affiliate bank performance which are expected to improve the return on shareholders' equity.

 In 1995, the Compensation Committee consisted of the following directors:

   Charles D. Storms, Chairman
   John J. Daus, Jr.
   Larry E. Dunigan
   Thomas B. Florida
   Lucien H. Meis

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows, for the fiscal years ended December 31, 1995, 1994, and 1993, the cash compensation paid by the Company and its affiliates, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company in all capacities in which they served.


-----------------------------------------------------------------------------------------------------------------------------
          SUMMARY COMPENSATION TABLE                                Long Term
                                                                   Compensation
              Annual Compensation                           Awards              Payouts
--------------------------------------------------------------------------------------------
                                           (a)                (b)                (c)                  (d)
     Name                                                 Restricted
     and                                                    Stock
   Principal                                               Award(s)              LTIP               All Other
   Position             Year            Salary              Earned              Payouts            Compensation
   ---------            ----            ------              ------              -------            ------------

John N. Royse           1995           $292,006            $43,001              $32,596               $26,281
Chairman and CEO        1994            212,000             45,627               41,543                19,089
                        1993            196,500             38,063               36,256                17,874

Ronald B. Lankford      1995            222,554             34,388               23,908                20,030
President and COO       1994            163,567             36,488               31,828                14,790
                        1993            146,600             26,644               20,864                11,960

Thomas F. Clayton       1995            152,011             27,510               22,136                13,141
Senior Vice President   1994            142,000             29,190               14,355                11,778
                        1993            132,000             26,644                6,464                11,349

Steve H. Parker         1995            165,313             27,510               34,055                14,176
Senior Vice President   1994            155,300             29,190               31,828                11,862
                        1993            145,300             30,450               26,208                11,050

James A. Risinger       1995            179,006             27,510               29,016                16,111
Senior Vice President   1994            168,000             29,190               28,384                15,129
                        1993            157,200             42,630               14,912                13,790
-----------------------------------------------------------------------------------------------------------------------------

(a) Salary reflects base compensation and income recognized in the form of Director fees paid by the Company or its affiliate banks during the indicated calendar years.

(b) Restricted Shares are earned each year based on the achievement of return on equity targets. The value of shares earned for 1995 are subject to a four year vesting period. The number and value of the total restricted shares, earned but not vested as of December 31, 1995, of the persons named are as follows:

     John N. Royse - 1,963 shares, $64,288; Ronald B. Lankford - 1,541 shares, $50,468; Thomas F. Clayton - 1,273 shares, $41,691; Steve H. Parker - 1,302 shares, $42,641; and James A. Risinger - 1,628 shares, $53,317. Dividends are paid only on vested shares.

 (c) Long Term Incentive Plan (LTIP) payouts represents the value of restricted shares that vested on February 1, 1995.

 (d) All other Compensation includes the following for Messrs. Royse, Lankford, Clayton, Parker, and Risinger for 1995: (i) Company contribution to the Profit Sharing Plan of $13,500, $13,500, $13,141, $13,500 and $13,500 for
     each executive, respectively; and (ii) Company contribution to the Supplemental Deferred Compensation Plan of $12,781, $6,530, $0, $676, and $2,611, respectively.

RETIREMENT PLAN

     The Old National Bancorp Employees' Retirement Plan (the "Retirement Plan") is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the Company and its affiliates with one or more years of service with the Company or its affiliates, and with credited service accruing from the date of employment provided the employee has not less than 1,000 hours of service (as defined in the plan) during such period.

     The Retirement Plan provides for fixed benefits upon attainment of age 65. As a normal form of benefit, each eligible employee is entitled to receive a monthly pension for the participant's life based on length of service and average base compensation (excluding bonuses and overtime) during the highest paid five consecutive years of service. The standard retirement benefit for married participants is payable in the form of a joint and survivor annuity in an amount actuarially equivalent to the normal form of benefit. Participants may also elect to receive a single sum settlement upon retirement instead of an annuity. The formula for determining the amount of monthly pension is average compensation multiplied by 1.45% for the first ten years of service, 1.65% for the next ten years of service, and 1.95% for the next fifteen years of service, less an amount related to Social Security earnings.

     The amount of annual contribution attributable to specific individuals cannot be determined in a meaningful manner. The following table shows the estimated annual pensions payable to eligible employees upon retirement at age
 65. The amounts shown do not make provisions for the reduction related to Social Security earnings or for the survivor benefit features of the Retirement Plan, the application of which would reduce the pensions payable.


                                                          PENSION PLAN TABLE

 Final Average
    Salary                                                 Years of Service
--------------           --------------------------------------------------------------------------------------

                            5           10           15           20           25           30        35 & Over
                         -------     --------     --------     --------     --------     --------     ---------
$100,000                 $ 7,250      $14,500      $22,750     $ 31,000     $ 40,750     $ 50,500      $ 60,250
 150,000                  10,875       21,750       34,125       46,500       61,125       75,750        90,375
 200,000(1)               14,500       29,000       45,500       62,000       81,500      101,000       120,500(1)
 250,000(1)               18,125       36,250       56,875       77,500      101,875      126,250(1)    150,625(1)
 300,000(1)               21,750       43,500       68,250       93,000      122,250(1)   151,500(1)    180,750(1)
 350,000(1)               25,375       50,750       79,625      108,500      142,625(1)   176,750(1)    210,875(1)
 400,000(1)               29,000       58,000       91,000      124,000      163,000(1)   202,000(1)    241,000(1)

 (1) The law in effect at December 31, 1995, prohibited the distribution of benefits from the Retirement Plan in excess of $120,000 per year expressed as a straight life annuity. It also prohibited compensation in excess of $150,000 to be used in the computation of the retirement benefit. Both amounts are indexed for inflation.

     Officers and other employees who are on the administrative payroll are covered by the Retirement Plan only for base salary. 1995 base salary figures of the Chairman and CEO and the next four most highly compensated Executive Officers of the Company are set forth in column (a) in the Summary Compensation Table on page ___. The credited years of service as of December 31, 1995, for each such executive officer are as follows: John N. Royse - 31; Ronald B. Lankford - 39; Thomas F. Clayton - 25; Steve H. Parker - 10; and James A. Risinger - 18.

     For certain employees, other than the persons listed in the Summary Compensation Table, whose annual retirement income benefit under the Retirement Plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified plans may not exceed $120,000), such excess benefits will be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

SEVERANCE AGREEMENTS

     On January 1, 1992, the Company entered into severance agreements with three of its executive officers, namely, John N. Royse, Thomas F. Clayton and Steve H. Parker (collectively, the "Severance Agreements"). The Company entered into an identical severance agreement with Ronald B. Lankford on January 1, 1994 and with James A. Risinger and William R. Britt on January 1, 1996. The Severance Agreements provide for one year extensions by mutual agreement of the Company and the respective executives. With respect to Messrs. Royse, Lankford, Parker and Clayton, each of their Severance Agreements was extended by the Board of Directors through December 31, 1997.

     Each executive is entitled to benefits under his Severance Agreement upon any termination of the executive's employment by the Company (except for, and as is more specifically described in each Severance Agreement, termination for cause, disability, voluntary retirement or death), or upon a termination of employment by the executive under certain circumstances specified in the Severance Agreement, during the two-year period following a change in control of the Company which occurs during the term of the Severance Agreement. A change in control is defined as any change of Chief Executive Officer of the Company, any merger, consolidation, share exchange, or other combination or reorganization involving the Company, any sale, lease, exchange, transfer, other disposition of all or a substantial part of the assets of the Company, or any acquisition or agreement to acquire by any person or entity, directly or indirectly, beneficial ownership of 25% or more of the outstanding voting stock of the Company. In the event of such termination of employment, the executive will be entitled to receive a lump sum cash payment equal to the aggregate of: his then-effective base salary through the date of termination; all amounts due to the executive under the Company's accrued vacation program through the date of termination; and a certain amount under the Retirement Plan, as specified in the Severance Agreement. In addition, the Company must pay to the executive in semi-monthly payments over two years an amount equal to two times the average annual base salary paid to him by the Company in the three years preceding the date of termination. These payments may be suspended, in the event that the executive secures subsequent employment in which his semi-monthly salary is equivalent to or greater than his semi-monthly payments under the Severance Agreement, or reduced, in the event that the executive secures subsequent employment in which his semi-monthly salary is less than his semi-monthly payments under the Severance Agreement.

     The Severance Agreements further require the Company to cause to be vested in each executive's name those awarded but unearned shares held in the executive's account in the Restricted Stock Plan and to maintain in force for two years following the date of termination all employee welfare plans and programs in which the executive was entitled to participate immediately prior to such termination date. The foregoing discussion of the Severance Agreements does not purport to be complete and is qualified in all respects by reference to each Severance Agreement.

                   SHAREHOLDER RETURN PERFORMANCE COMPARISONS

     The following indexed graph compares the cumulative total return of the Company's common stock for the past five years to the Standard & Poor's 500 Composite Index and the Listed Bank Industry Group Index.

                                    [GRAPH]

          COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG COMPANY, STANDARD & POOR'S COMPOSITE INDEX AND LISTED BANK INDUSTRY GROUP INDEX

Total Return Analysis
                               12/31/90     12/31/91     12/31/92     12/31/93     12/30/94      12/29/95
------------------------------------------------------------------------------------------------------------
Old National Bancorp            $100.00      $132.87      $158.74      $202.69      $206.08       $211.87
------------------------------------------------------------------------------------------------------------
Peer Group                      $100.00      $122.61      $144.36      $201.68      $203.36       $280.76
------------------------------------------------------------------------------------------------------------
S&P 500*                        $100.00      $130.40      $140.32      $154.41      $156.44       $215.16
------------------------------------------------------------------------------------------------------------
* S&P 500 from Bloomberg Financial Markets

     The comparison of total return on investment (assuming reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1990, in the common stock of each of Old National Bancorp, the Standard & Poors 500 Composite Group and the Listed Bank Industry Group with investment weighted on the basis of market capitalization. Other companies in the Listed Bank Industry Group are as follows: American Bank of Connecticut, Amsouth Bancorporation, Baltimore Bancorp, Banco Bilbaro Vizcaya SA ADS, Banco Central Hispanoamer ADR, Banco Comercial Portugues SA ADS, Banco De Santander ADS, Bancorp Hawaii Inc., BancTexas Group Inc., Bank of San Francisco Company, Barclays PLC ADS, BSD Bancorp Inc., Centura Banks Inc., Citizens First Bancorp Inc., Comerica Incorporated, Continental Bank Corporation, Eldorado Bancorp, Firstar Corporation, First City Bancorp Inc., First Colony Corporation, First Commonwealth Financial Corp., First Empire State Corporation, First Federal of Alabama FSB, First National Corp, First Virginia Banks Inc., Guardian Bancorp, Hibernia Corporation, Hubco Inc., Keycorp, Interchange Financial Services Corp, MNC Financial Inc., NAPA Valley Bancorp, National Australia Bank LTD. ADR, National Westminster Bank PLC ADS, North Fork Bancorporation Inc., Redwood Empire Bancorp, Republic New York Corporation, Santa Monica Bank, Shawmut National Corp., Signet Banking Corporation, Southern National Corporation, Sterling Bancorporation, UJB Financial Corp., Union Planters Corporation, Westpac Banking LTD., ADS and Worthen Banking Corporation.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Officers and Directors of the Company are at present, as in the past, customers of one or more of the Company's affiliate banks and have had and expect in the future to have similar transactions with the affiliate banks in the ordinary course of business. In addition, some of the Officers and Directors of the Company are at present, as in the past, also officers, directors or principal shareholders of corporations which are customers of these affiliate banks and which have had and expect to have transactions with the affiliate banks in the ordinary course of business. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

     During 1995, the Company paid approximately $1,370,812 for engineering, design and construction services to Industrial Contractors, Inc. in connection with its role as general contractor for renovations to the Old National Bank Tower and in its role of installing data cabling and fibre optic networks at various Company locations. Alan W. Braun, President of Industrial Contractors, Inc., is a director of the Company.

              ITEM 2.  AMENDMENT OF THE ARTICLES OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

          Description of the Proposed Amendment of Article V

     At a meeting held on January 25, 1996, the Company's Board of Directors unanimously adopted resolutions approving and submitting to a vote of the Shareholders, an amendment to Article V, Section 1 of the Company's Articles of Incorporation which would increase the authorized shares of the Company's common stock from 30,000,000 to 50,000,000 shares, without par value (the "Amendment"). No change is being proposed to the Company's preferred stock. The complete text of Section 1 of Article V, as amended, reads as follows:

          SECTION 1. NUMBER. The total number of shares of capital stock which the Corporation has authority to issue is 52,000,000 shares, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively, as follows:

          50,000,000 shares of Common Stock, without par value; and

           2,000,000 shares of Preferred Stock, without par value.

     On February 9, 1996, the number of the Company's outstanding shares of common stock was 24,924,037; the number of shares of common stock reserved for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan was 1,394,041. As of February 9, 1996, there were also 1,406,919 shares of the Company's common stock reserved for issuance upon conversion of the Company's 8% Convertible Subordinated Debentures.

     Discussion of the Proposed Amendment of Article V

     The Board has concluded that it is in the best interests of the Company and its Shareholders to increase the amount of the Company's authorized capital stock at this year's Annual Meeting of Shareholders. The additional shares of Common Stock authorized by the Amendment would be available for general corporate purposes, including acquisitions, financings, stock dividends or stock splits.

     The Company regularly engages in preliminary discussions with other financial institutions regarding possible acquisitions (which may or may not involve the issuance of capital stock of the Company). The Company and The National Bank of Carmi, Carmi, Illinois have signed a non-binding letter of intent which provides for an exchange of all National Bank of Carmi shares for _____ shares of the Common Stock of the Company, subject to certain adjustments.

     If the Amendment is adopted by the Shareholders, the Board of Directors could authorize the issuance of any authorized but unissued shares of Common Stock on terms determined by it without further action by the Shareholders, unless the shares were issued in a transaction requiring Shareholder approval. All attributes of the additional shares of Common Stock would be the same as those of the existing shares of authorized and unissued Common Stock.

     Under the Company's Articles of Incorporation, the Shareholders of the Company have no pre-emptive rights to subscribe to or purchase any shares of Common Stock or other securities of the Company. Shareholders should also note that issuance of additional shares of Common Stock other than on a pro-rata basis to all current Shareholders would reduce the proportionate interests in the Company held by current Shareholders.

     The Amendment is not intended as an anti-takeover provision, but it may have an anti-takeover effect. Although the Board presently has no intention of doing so, the authorized but unissued Common Stock could be used to discourage or render more difficult certain takeover attempts of the Company through the issuance of a number of shares sufficient to dilute the interests of a person seeking control or to increase the total amount of consideration necessary for a person to obtain control of the Company.

     The Board unanimously recommends that the Shareholders vote "FOR" approval of the Amendment. The Amendment will be approved by the Shareholders if the votes cast in favor of the Amendment at the Annual Meeting exceed the votes cast against the Amendment. If sufficient votes are received, the Amendment will become effective upon the filing of Articles of Amendment to the Company's Articles of Incorporation with the Indiana Secretary of State.

     ITEM 3. APPROVAL OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors proposes for the approval of the Shareholders at the Annual Meeting the appointment of Arthur Andersen LLP, Indianapolis, Indiana, certified public accountants, as Independent Public Accountants for the Company and its affiliates for the fiscal year ending December 31, 1996. Although approval of the Shareholders of the Company's Independent Public Accountants is not required, the Company deems it desirable to continue its established practice of submitting such selection to the Shareholders. Arthur Andersen LLP has served as Independent Public Accountants for the Company since 1982. In the event the appointment of Arthur Andersen LLP is not approved by the Shareholders, the Board of Directors will consider appointment of other independent public accountants for the fiscal year ending December 31, 1996. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any appropriate questions that Shareholders may have.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals submitted by Shareholders to be presented at the 1997 Annual Meeting, must be received by the Company at its principal office no later than November 9, 1996, to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. Any such proposals should be sent to the attention of the Secretary of the Company, P. O. Box 718, Evansville, Indiana 47705-0718.

                                 VOTE REQUIRED

     The nominees for election as directors of the Company named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the meeting will be approved (assuming a quorum is present) if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the annual meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.

                                 ANNUAL REPORT

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER WHO DOES NOT OTHERWISE RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1995. ADDRESS ALL REQUESTS TO:

 STEVE H. PARKER
 SENIOR VICE PRESIDENT and CHIEF FINANCIAL OFFICER
 OLD NATIONAL BANCORP
 P. O. BOX 718
 EVANSVILLE, INDIANA  47705-0718

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any matters for action by Shareholders at the Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with their best judgment.

     The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, Proxies may be solicited personally by Directors and Officers of the Company and its subsidiaries, by telephone or in person, but such persons will not be specially compensated for their services. No solicitation will be made by specially engaged employees of the Company or other paid solicitors. The Company will reimburse brokers, fiduciaries and other custodians for their reasonable expenses for sending proxy materials to persons for whom they hold stock of the Company.

     It is important that Proxies be returned promptly. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND RETURN THEIR PROXIES IN ORDER THAT A QUORUM FOR THE MEETING MAY BE ASSURED. Return may be made in the enclosed envelope, to which no postage need be affixed.

                                     By Order of the Board of Directors

                                     JOHN N. ROYSE
                                     Chairman

                              OLD NATIONAL BANCORP

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              OLD NATIONAL BANCORP

     The undersigned hereby appoints Robert R. Guenther and John A. Witting, and each of them, as Proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of OLD NATIONAL BANCORP held of record by the undersigned on February 9, 1996 and which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders to be held on April 18, 1996, or any adjournment thereof.

   1.  ELECTION OF DIRECTORS:

   [_] FOR ALL nominees listed below    [_]  WITHHOLD AUTHORITY for all nominees
      (except as marked to the contrary below)

       David L. Barning     David E. Eckerle      Louis L. Mervis
       Richard J. Bond      Thomas B. Florida     Dan W. Mitchell
       Alan W. Braun        Phelps L. Lambert     John N. Royce
       John J. Daus, Jr.    Ronald B. Lankford    Marjorie Z. Soyugenc
       Wayne A. Davidson    Lucien H. Meis        Charles D. Storms
       Larry E. Dunigan

             INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                 INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
                          ON THE LINE PROVIDED BELOW.

              --------------------------------------------------

   2. INCREASE AUTHORIZED SHARES. Approval of Amendment to Article V of the Articles of Incorporation to increase the number of authorized shares of common stock of OLD NATIONAL BANCORP from 30,000,000 to 50,000,000 shares.

              FOR [_]     AGAINST [_]     ABSTAIN  [_]

   3. Ratify the appointment of Arthur Andersen LLP, Indianapolis, Indiana, as Independent Public Accountant for OLD NATIONAL BANCORP and its subsidiaries for the fiscal year ending December 31, 1996.

              FOR  [_]    AGAINST [_]     ABSTAIN  [_]

   4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                        Date:____________________________, 1996
                        Please sign below:

                        ______________________________________
                        (Signature of Shareholder)

                        ______________________________________
                        (Signature of Shareholder)

                        Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

                        ______________________________________
                        (Daytime Telephone Number)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY
               WILL BE VOTED "FOR" THE PROPOSITIONS LISTED ABOVE.